UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 9, 2017

PROS Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-141884	76-0168604
(Commission File Number)	(IRS Employer Identification No.)

3100 Main Street, Suite 900 Houston TX	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 335-5151

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2017, Thomas F. Dziersk joined PROS Holdings, Inc. (the “Company”), through its wholly-owned subsidiary PROS, Inc., as Executive Vice President, Worldwide Sales, and the Company and PROS, Inc. entered into an Employment Agreement (the “Employment Agreement”) with Mr. Dziersk. Pursuant to the Employment Agreement, Mr. Dziersk is entitled to an annual base salary of $31,250 per month and is eligible to participate in the Company's employee bonus plans as authorized by the Company’s Board of Directors. Mr. Dziersk’s base salary and annual bonus opportunity are each subject to periodic review by the Company’s Compensation and Leadership Development Committee. In the event Mr. Dziersk’s employment with the Company is terminated by him for good reason, or by the Company without cause, and he executes a release in favor of the Company, he will be entitled to (i) severance equal to 100% of his base salary, paid in twelve (12) equal installments over the following twelve (12) months, and (ii) health benefits for the following twelve (12) months. Alternatively, if Mr. Dziersk’s employment is terminated by the Company without cause or if he resigns for good reason within six months prior to, or anytime after, a change of control of the Company and he executes a release in favor of the Company, he will receive (i) a lump sum severance equal to 150% of his full base salary, (ii) any unpaid bonus earned prior to the termination relating to periods preceding the date of termination, (iii) health benefits for the following eighteen (18) months, and (iv) the acceleration of vesting of stock options and certain other equity awards with respect to such shares that would have vested following the date of termination. Mr. Dziersk is subject to non-competition and non-solicitation restrictions during the term of his employment and for the 12-month period following the termination of his employment. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company also intends to enter into the Company’s standard indemnification agreement for officers and directors with Mr. Dziersk. This agreement requires the Company, among other things, to indemnify the Company’s director or officer against specified expenses and liabilities, such as attorneys' fees, judgments, fines and settlements paid by the indemnitee in connection with any action, suit or proceeding arising out of the indemnitee's status or service as the Company’s director or officer, and to advance expenses incurred by the indemnitee in connection with any proceeding against the indemnitee with respect to which the indemnitee may be entitled to indemnification by the Company. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 15, 2017 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between PROS, Inc., PROS Holdings, Inc. and Thomas Dziersk, dated as of October 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROS HOLDINGS, INC.

Date: October 10, 2017
/s/ Damian Olthoff
Damian Olthoff
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement by and between PROS, Inc., PROS Holdings, Inc. and Thomas Dziersk, dated as of October 9, 2017.